Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES OVERSUBSCRIBED $53 MILLION PRIVATE

PLACEMENT FROM LEADING HEALTHCARE INSTITUTIONAL INVESTORS TO

ADVANCE FB102 ACROSS AUTOIMMUNE INDICATIONS

DALLAS, TX – November 20, 2024 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a clinical-stage biopharmaceutical company focused on autoimmune and autoimmune-related diseases, today announced an oversubscribed $53 million equity financing to support the continuing clinical advancement of FB102.

“We are appreciative of the support from new and existing investors including OrbiMed, Janus Henderson Investors, Tybourne Capital Management, Alger, Ikarian Capital, LLC, BVF Partners LP, and The Red Hook Fund LP. This financing by high quality institutional investors is transformative for Forte and highlights the meaningful potential for FB102. As a result of the financing, Forte is well capitalized to continue advancing FB102 across autoimmune indications. As we have previously indicated, the healthy volunteer study has completed and a celiac disease trial is underway with a topline readout projected in the second quarter of 2025. We expect to advance FB102 into additional indications over the next 12 months. 2025 could be an exciting year of clinical milestones for FB102,” said Paul Wagner, Ph.D., Chairman and Chief Executive Officer of Forte Biosciences.

Forte Biosciences will be hosting an R&D Day on December 3rd with additional details forthcoming.

TD Cowen acted as the lead placement agent for the financing. Guggenheim Securities provided Capital Markets Advisory services to Forte Biosciences. Chardan, Rodman & Renshaw and Brookline Capital Markets acted as co-placement managers for the financing.

About Forte

Forte Biosciences, Inc. is a clinical-stage biopharmaceutical company that is advancing FB102, which is a proprietary anti-CD122 monoclonal antibody therapeutic candidate with potentially broad autoimmune and autoimmune-related indications.

Financing Disclosures

The securities to be sold in this financing have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Pursuant to the securities purchase agreement, Forte Biosciences has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the resale by the investors of the securities sold in the private placement. Any offering of the Forte Biosciences’ Common Stock under the resale registration statement will only be made by means of a prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security of Forte Biosciences, nor shall there be any offer, solicitation, or sale of any security of Forte Biosciences in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements in this press release include statements regarding the use of proceeds of the offering; the satisfaction of the closing conditions set forth in the securities purchase agreement; Forte’s plans to advance FB-102 into clinical trials and the expected timelines related thereto; the timing of a readout from the celiac disease trial; Forte’s projections regarding the market size for FB-102; the therapeutic potential of FB-102; and Forte’s plans to develop and potentially commercialize its product candidates, including FB-102. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation: risks associated with market conditions; risks related to the Company’s estimates regarding future expenses, capital requirements and need for additional financing; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that results from early-preclinical studies may not be predictive of results from later-stage studies or clinical trials; Forte’s ability to successfully enter into collaborations, and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of Forte’s product candidates; Forte’s commercialization, marketing and manufacturing capabilities and strategy; developments and projections relating to Forte’s competitors and its industry; the impact of government laws and regulations; Forte’s ability to protect its intellectual property position; Forte’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; and the impact of global events on the Company, the Company’s industry or the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q filed on November 14, 2024, and in its other filings with the SEC. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com